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                                                               EXHIBIT NO. 99.6

                    CONSENT OF BROMBERG & SUNSTEIN LLP

  We hereby consent to the filing of our opinion prepared for Dynatech Corporation and Whistler Corporation of America, dated April 28, 1998, with the Securities and Exchange Commission in connection with the Registration Statement on Form S-4 relating to the proposed merger of CDRD Merger Corporation with and into Dynatech Corporation. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          /s/ Bromberg & Sunstein LLP

                                          BROMBERG & SUNSTEIN LLP

April 28, 1998